Exhibit 99.1

Ryan Specialty, LLC Upsizes and Prices $600 Million of Senior Secured Notes

CHICAGO — (BUSINESS WIRE) — Ryan Specialty Holdings, Inc. (NYSE: RYAN) (“Ryan Specialty”), a leading international specialty insurance services firm, today announced that Ryan Specialty, LLC (the “Company”), an indirect subsidiary of Ryan Specialty, priced an offering of $600 million aggregate principal amount of additional 5.875% senior secured notes due 2032 in a private offering (the “New 2032 Notes”), which represents an increase of $100 million from the previously announced aggregate offering size. The New 2032 Notes will be issued as additional notes under the indenture governing the outstanding $600 million in aggregate principal amount of the Company’s 5.875% senior secured notes due 2032 issued on September 19, 2024 (the “Existing 2032 Notes”). The New 2032 Notes were priced at 99.500% of par. The sale of the New 2032 Notes is expected to be completed on December 9, 2024, subject to customary closing conditions.

The Existing 2032 Notes are, and the New 2032 Notes will be, jointly and severally, unconditionally guaranteed on a senior secured basis by each of the Company’s existing and future wholly owned subsidiaries that guarantee its obligations under its $400 million in aggregate principal amount of 4.375% Senior Secured Notes due 2030 (the “Existing 2030 Notes”) and its credit agreement. The Existing 2030 Notes and Existing 2032 Notes are not, and the New 2032 Notes will not be, guaranteed by Ryan Specialty. Subject to certain exceptions, the Existing 2032 Notes are, and the New 2032 Notes will be, secured on a first-lien basis by substantially all of the assets that secure the Company’s Existing 2030 Notes and its obligations under the credit agreement, including the obligations relating to the revolving credit facility under the credit agreement. The Company will use the net proceeds from this offering for future acquisition opportunities and investments consistent with its acquisition strategy and for general corporate purposes, and to pay fees and expenses related to this offering. As the Company seeks to execute on its acquisition strategy and effectively manage its capital, the Company may use some of the net proceeds from this offering to temporarily repay up to $400.0 million of outstanding borrowings under its revolving credit facility that were used to fund a portion of the $450.0 million acquisition of Innovisk Capital Partners on November 4, 2024.

The Existing 2030 Notes and Existing 2032 Notes are not, and the New 2032 Notes will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction, and will not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from the registration requirements. The offering of the New 2032 Notes will be made only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and to non-U.S. persons in accordance with Regulation S under the Securities Act.

This press release is issued pursuant to Rule 135c of the Securities Act and does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such offer, solicitation, or sale would be unlawful. Offers of the New 2032 Notes will be made only by means of a private offering memorandum.

About Ryan Specialty

Founded in 2010, Ryan Specialty (NYSE: RYAN) is a leading international specialty insurance services firm of specialty products and solutions for insurance brokers, agents, and carriers. Ryan Specialty provides distribution, underwriting, product development, administration, and risk management services by acting as a wholesale broker and a managing underwriter with delegated authority from insurance carriers. Ryan Specialty’s mission is to provide industry-leading innovative specialty insurance solutions for insurance brokers, agents, and carriers.

Forward Looking Statements

All statements in this release that are not historical are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve substantial risks and uncertainties. For example, all statements made reflecting Ryan Specialty’s current intentions, expectations or beliefs regarding the proposed notes offering, including the use of proceeds of the notes offering, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and variations of such words and similar expressions are intended to identify such forward-looking statements. All forward-looking statements are subject to risks and uncertainties, known and unknown, that may cause actual results to differ materially from those that Ryan Specialty expected. Specific factors that could cause such a difference include, but are not limited to, those disclosed previously in Ryan Specialty’s filings with the Securities and Exchange Commission.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Given these factors, as well as other variables that may affect Ryan Specialty’s operating results, you are cautioned not to place undue reliance on these forward-looking statements, not to assume that past financial performance will be a reliable indicator of future performance, and not to use historical trends to anticipate results or trends in future periods. The forward-looking statements included in this press release relate only to events as of the date hereof. Ryan Specialty does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement after the date of this release, whether as a result of new information, future events, changes in assumptions, or otherwise.

Investor Relations

Nicholas Mezick

Director, Investor Relations

Ryan Specialty

ir@ryanspecialty.com

(312) 784-6152

Media Relations

Alice Phillips Topping

Chief Marketing & Communications Officer

Ryan Specialty

Alice.Topping@ryanspecialty.com

(312) 635-5976

Source: Ryan Specialty Holdings, Inc.